UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2006

Aviall, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12380	65-0433083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2750 Regent Boulevard DFW Airport, Texas	75261
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 586-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 23, 2006, the Board of Directors of Aviall, Inc. (the “Company”) adopted Amendment No. One (the “Amendment”) to the Aviall, Inc. Supplemental Executive Retirement Income Plan (the “Plan”). The following description of the terms of the Amendment is qualified in its entirety by the actual text of the Amendment, which is filed as Exhibit 10.1 attached hereto and which is incorporated herein for all purposes.

The Amendment amended the Plan to (i) clarify that in calculating the benefits payable upon a Change of Control (as defined in the Plan), the additional years of service credited under the Plan also shall apply to early retirement benefit eligibility and (ii) comply with the transition relief provided for under the proposed regulations and other interim guidance under Section 409A of the Internal Revenue Code of 1986, as amended.

All other terms and conditions of the Plan remain in full force and effect.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. One to the Aviall, Inc. Supplemental Executive Retirement Income Plan

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVIALL, INC.

By:	/s/ Jeffrey J. Murphy
Name:	Jeffrey J. Murphy
Title:	Senior Vice President, Law and Human Resources, Secretary and General Counsel

Date: March 29, 2006

3